Exhibit 1.1

LIFE STORAGE LP

UNDERWRITING AGREEMENT

November 28, 2017

WELLS FARGO SECURITIES, LLC

CITIGROUP GLOBAL MARKETS INC.

SUNTRUST ROBINSON HUMPHREY, INC.

As Representatives of the several Underwriters

Life Storage LP

(a Delaware limited partnership)

$450,000,000

3.875% Senior Notes due 2027

fully and unconditionally guaranteed by

Life Storage, Inc.

November 28, 2017

WELLS FARGO SECURITIES, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

SUNTRUST ROBINSON HUMPHREY, INC.

3333 Peachtree Road Northeast

Atlanta, Georgia 30326

Ladies and Gentlemen:

Introductory. Life Storage LP, a Delaware limited partnership (the “Operating Partnership”), Life Storage, Inc., a Maryland corporation (the “Company”) and Life Storage Holdings, Inc., a Delaware corporation (“Life Storage Holdings”), the general partner of the Operating Partnership and wholly-owned subsidiary of the Company (together with the Company and the Operating Partnership, the “Transaction Entities”) proposes to issue and sell to the Underwriters named in Schedule A (the “Underwriters”) $450,000,000 aggregate principal amount of 3.875% Senior Notes due 2027 (the “Notes”). The Notes are to be issued pursuant to an indenture dated June 20, 2016, among the Operating Partnership, Wells Fargo Bank, National Association, as trustee (the “Trustee”), and the Company, as guarantor (the “Base Indenture”), as supplemented by the second supplemental indenture to be dated on or about December 7, 2017 among the Operating Partnership, the Trustee and the Company, as guarantor (the “Second Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and SunTrust Robinson Humphrey, Inc. have agreed to act as the representative of the several Underwriters (in such capacity, the “Representatives”) in connection with issuance and sale of the Notes by the Operating Partnership. This agreement by and among the Transaction Entities and the Underwriters shall be referred to as this “Agreement.”

The Notes will be fully and unconditionally guaranteed as to the payment of principal and interest by the Company (the “Guarantees” and together with the Notes, the “Securities”) in accordance with the terms of the Notes and the Indenture. Notes issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”).

Each of the Transaction Entities jointly and severally hereby confirms its agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Transaction Entities

A. Each of the Transaction Entities hereby represents and warrants to, and covenants with, each Underwriter as follows:

(a) Registration Statement. The Transaction Entities have prepared and filed, in accordance with the provisions of the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the

“Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File Nos. 333-211985 and 333-211985-01), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to filing of the final prospectus is called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus relating to the Securities that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed with the Commission after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of any of the Transaction Entities filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b) Compliance with Registration Requirements. The Securities have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement became effective upon filing with the Commission under Rule 462(e) under the Securities Act. Each of the Transaction Entities has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the knowledge of each of the Transaction Entities, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and the rules thereunder. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness and at the date hereof, complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939 (the “Trust Indenture Act”), and the conditions for the use of Form S-3 as set forth in the General Instructions thereto, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, Free Writing Prospectus (as defined below), and any “road show” (as defined in Rule 433), including any investor presentations on any such “road show,” not constituting an Issuer Free Writing Prospectus (a “Non-IFWP Road Show”) as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b), and at the Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus (including any wrapper thereto), or amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to any of the Transaction Entities in writing by the Representatives expressly for use therein, it being understood and agreed that only such information furnished by or on behalf of the Representatives consists of the Underwriter Content (as defined in Section 8(b)). There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it became effective or when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations of the Commission thereunder. Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will, when they are filed, conform in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(c) Disclosure Package. The term “Disclosure Package” shall mean (i) each preliminary prospectus, if any, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the information set forth in Schedule C hereto. As of 3:30 p.m. (Eastern Time) on November 28, 2017 (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter Content.

(d) Status as a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time any Transaction Entity or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Execution Time of this Agreement, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act and the Operating Partnership was and is a majority-owned operating partnership of the Company. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, and the Transaction Entities have not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form, and none of the Transaction Entities have otherwise ceased to be eligible to use the automatic shelf registration statement form. The Operating Partnership meets the requirements for use of its registration statement on Form S-3 (File Nos. 333-211985 and 333-211985-01) under the Securities Act for the offer and sale of the Securities as contemplated by this Agreement.

(e) Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Securities that any Transaction Entity or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act), and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), each Transaction Entity was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that each Transaction Entity be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that a Transaction Entity notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any prospectus or prospectus supplement that is or becomes part of the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Transaction Entity has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Content.

(g) Accuracy of Statements in Prospectus. The statements in the Disclosure Package and the Prospectus under the headings “Federal Income Tax Considerations,” “Description of Capital Stock,” “Description of Debt Securities,” “Description of Units,” “Description of Warrants,” “Restrictions On Transfer/Ownership Limits,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Plan of Distribution,” and “Underwriting,” insofar as such statements summarize legal matters, summaries of agreements or documents, or summaries of legal matters or proceedings, accurately and fairly present and summarize the matters referred to therein, provided, however, that the foregoing sentence shall not apply to the Underwriter Content.

(h) Description of Notes, the Guarantees and the Indenture. The Notes, the Guarantees and the Indenture conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement and the Disclosure Package and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

(i) REIT Status. The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), for each taxable year commencing with its taxable year ending December 31, 1995, and its current and proposed organization and method of operation (as described in the Prospectus, as supplemented in the preliminary prospectus and the Management Representation Letter, to be delivered by the Company to Phillips Lytle LLP on December 7, 2017) will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code for its taxable year ending December 31, 2017 and thereafter.

(j) Distribution of Offering Material. Each of the Transaction Entities has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives or included in Schedule B hereto, any Non-IFWP Roadshow reviewed and consented to by the Representatives or the Registration Statement.

(k) The Indenture and the Underwriting Agreement. The Indenture has been duly and validly authorized by the Transaction Entities, the Base Indenture has been duly executed and delivered by each of the Transaction Entities party thereto, and on the Closing Date the Second Supplemental Indenture will be duly executed and delivered by each of the Transaction Entities party thereto. This Agreement has been duly and validly authorized by the Transaction Entities, and has been executed and delivered by each of the Transaction Entities party thereto. All action required to be taken for the due and proper authorization, execution and delivery of the Indenture and this Agreement by each of the Transaction Entities to which it is a party and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken. On the Closing Date, the Second Supplemental Indenture will be, and as of the date hereof, the Base Indenture and the Agreement of Limited Partnership of Life Storage LP, as amended (the “Operating Partnership Agreement”), is, a valid and legally binding agreement of each of the Transaction Entities that are parties thereto, enforceable against such Transaction Entity in accordance with its respective terms, except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors’ rights; (ii) as limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; and (iii) for the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. The Indenture has been duly qualified under the Trust Indenture Act and complies as to form in all material respects with the requirements of the Trust Indenture Act.

(l) Authorization of Issuance of Notes; Conformity with Applicable Laws. The Notes have been duly authorized by the Operating Partnership, and, at the Closing Date, will have been duly executed by the Operating Partnership and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors’ rights; (ii) as limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; and (iii) for the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and will be in the form contemplated by, and entitled to the benefits of, the Indenture. With respect to the Operating Partnership, the Notes will rank pari passu with all unsecured and unsubordinated indebtedness of the Operating Partnership that is outstanding at the Closing Date or that may be incurred thereafter.

(m) Authorization of the Guarantees; Conformity with Applicable Laws. The Guarantees have been duly authorized by the Company and, at the Closing Date, the notations of the Guarantee endorsed on the Notes issued at the Closing Date will have been duly executed by the Company and, when the Notes are issued and delivered in the manner provided for in the Indenture, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors’ rights; and (ii) as limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought, and such notations of the Guarantees will be in the form contemplated by, and entitled to the benefits of, the Indenture. With respect to the Company, the Guarantees will rank pari passu with all unsecured and unsubordinated indebtedness of the Company that is outstanding at the Closing Date or that may be incurred thereafter.

(n) No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company and Operating Partnership or sale by the Company and Operating Partnership of the Securities.

(o) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement or otherwise registered by any of the Transaction Entities under the Securities Act, except for such rights as have been duly waived.

(p) No Material Adverse Change in Business. Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Transaction Entities and their subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Transaction Entities and their subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Transaction Entities (except for regular quarterly dividends publicly announced by the Guarantor or quarterly distributions related to such dividends, made by the Operating Partnership or (except for dividends paid to the Transaction Entities or other subsidiaries) any of their subsidiaries on any class of capital stock or repurchase or redemption by the Transaction Entities or any of their subsidiaries of any class of capital stock.

(q) Independent Accountants. Ernst & Young LLP, who have expressed their opinions with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules and internal control over financial reporting filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, are, to the each of the Transaction Entities’ knowledge, independent public accountants as required by the Securities Act, the Exchange Act, the applicable published rules and regulations thereunder and the Public Company Accounting Oversight Board (“PCAOB”). BDO USA, LLP who have expressed their opinions with respect to the financial statements of LifeStorage, LP (“LifeStorage”) and supporting schedules incorporated by reference as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, are, to each of the Transaction Entities’ knowledge, independent public accountants with respect to LifeStorage as required by the Securities Act, the Exchange Act, the applicable published rules and regulations thereunder and the PCAOB.

(r) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus present fairly the consolidated financial position of each of the Transaction Entities and its subsidiaries, as the case may be, as of and at the dates indicated and the results of their respective operations, comprehensive income and cash flows for the periods specified. The supporting schedules of the Transaction Entities and their respective subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data included or incorporated by reference in the preliminary prospectus and the Prospectus under the caption “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The pro forma consolidated financial statements of the Company and its subsidiaries included in the Registration Statement or incorporated by reference in the preliminary prospectus, the Prospectus and the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the basis described therein, and the assumptions used in the preparation thereof are reasonable and any pro forma adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein and any such pro forma adjustments have been properly applied to the historical amounts in the computation or compilation of such pro forma financial statements. All of the disclosures contained in or incorporated by reference into the preliminary prospectus and the Prospectus and the Registration Statement regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. Except as addressed in paragraph (bbb) of this section, no other financial statements (pro forma or otherwise) or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the preliminary prospectus or prospectus.

(s) Ratio of Earnings to Fixed Charges. The Transaction Entities’ ratios of earnings to fixed charges and preferred stock dividends and ratios of earnings to fixed charges incorporated by reference into the preliminary prospectus and the Prospectus have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

(t) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its organization, has the corporate, limited liability company or limited partnership power, as the case may be, to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement and the Indenture and, in the case of Life Storage Holdings, as the general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement and the Indenture. Each of the Company and each subsidiary is duly qualified and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect, on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”). Life Storage Holdings is the sole general partner of the Operating Partnership. The Company holds the number and/or percentage of units representing limited partnership interests in the Operating Partnership as disclosed in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, as of the dates set forth therein, free and clear of any security interests, liens, mortgages, encumbrances, pledges, claims, defects or other restrictions of any kind. The Operating Partnership Agreement is in full force and effect. The aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The Transaction Entities do not own or control, directly or indirectly, any corporation, association or other entity other than Urban Box Coralway, LLC, Warehouse Anywhere, LLC and UBM Solar LLC, the subsidiaries listed in Exhibit 21 to the Company’s Form 10-K for the year ended December 31, 2016, as amended, and joint ventures listed in Footnote 9 of the Company’s Form 10-Q for the quarterly period ended September 30, 2017.

(u) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and the Prospectus. All of the issued and outstanding shares of common stock of the Company (“Common Stock”) (i) have been duly authorized and validly issued, are fully paid and nonassessable and (ii) have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights and all such plans have been approved or adopted in accordance with applicable law, rule or regulations.

(v) Capitalization of the Operating Partnership. All of the issued and outstanding units of limited partnership interest in the Operating Partnership (the “Units”) have been duly authorized and validly issued, and have been offered and sold in compliance with all applicable laws (including without limitation federal or state securities laws). The Company is the direct or indirect owner of all of the Units.

(w) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Transaction Entities nor any of its subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its charter, by-laws or organizational documents, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which any Transaction Entity or any of their subsidiaries is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any Transaction Entity or of their subsidiaries or any of their respective properties, as applicable, except with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Indenture by the Transaction Entities and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter, by-laws or organizational documents of the Transaction Entities or any of their subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Transaction Entities or any of their subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Transaction Entities or any of their subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Transaction Entities or any of their subsidiaries or any of its or their properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Transaction Entities’ execution, delivery and performance of this Agreement and the Indenture and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus, except such as have been obtained or made by the Transaction Entities and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority, Inc. (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Transaction Entities or any of their subsidiaries.

(x) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Transaction Entities’ knowledge, threatened (i) against or affecting the Transaction Entities or any of their subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Transaction Entities or any of their subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Transaction Entities or such subsidiary, or any officer or director of, or property owned or leased by, the Transaction Entities or any of their subsidiaries and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement or the Indenture.

(y) Labor Matters. No labor problem or dispute with the employees of the Transaction Entities or any of their subsidiaries exists or, to the Transaction Entities’ knowledge, is threatened or imminent, and the Transaction Entities are not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(z) Intellectual Property Rights. The Transaction Entities and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Transaction Entities’ business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus, (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Transaction Entities; (b) there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Transaction Entities; (c) there is no pending or, to the Transaction Entities’ knowledge, threatened action, suit, proceeding or claim by others challenging the Transaction Entities’ rights in or to any material Intellectual Property, and the Transaction Entities are unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Transaction Entities’ knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Transaction Entities are unaware of any facts which would form a reasonable basis for any such claim; and (e) there is no pending or, to the Transaction Entities’ knowledge, threatened action, suit, proceeding or claim by others that the Transaction Entities’ business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Transaction Entities are unaware of any other fact which would form a reasonable basis for any such claim.

(aa) All Necessary Licenses and Permits, etc. Except as otherwise disclosed in the Disclosure Package and the Prospectus, or as would not have a Material Adverse Effect, each Transaction Entity and each subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the any Transaction Entity nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

(bb) Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Transaction Entities and each of their subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(r) above (or elsewhere in the Disclosure Package and the Prospectus), in each case, except as otherwise disclosed in the Disclosure Package and the Prospectus, free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Transaction Entities or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Transaction Entities or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Transaction Entities or such subsidiary.

(cc) Tax Law Compliance. The Transaction Entities and each of their subsidiaries has filed all necessary federal, state, local and foreign tax returns in a timely manner, and has paid (i) all taxes required to be paid by any of them and (ii) any related or similar assessment, fine or penalty levied against any of them, in all cases in a timely manner, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings and with respect to which all appropriate provisions have been made in accordance with GAAP in the applicable financial statements referred to in Section 1(r) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Transaction Entities or any of their consolidated subsidiaries has not been finally determined.

(dd) Not an “Investment Company”. The Transaction Entities have been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Each of the Transaction Entities is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the preliminary prospectus and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act and each Transaction Entity will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(ee) Insurance. Except as otherwise disclosed in the Disclosure Package and the Prospectus, each of the Transaction Entities and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Transaction Entities and their subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. All policies of insurance and fidelity or surety bonds insuring the Transaction Entities or any of their subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Transaction Entities and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Transaction Entities or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Transaction Entities nor any such subsidiary has been refused any insurance coverage sought or applied for. The Transaction Entities have no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(ff) No Restrictions. (a) No subsidiary of the Transaction Entities is currently prohibited, directly or indirectly, from paying any dividends to the Transaction Entities, making any other distribution on such subsidiary’s capital stock, or repaying to the Transaction Entities any loans or advances to such subsidiary from the Transaction Entities, pursuant to or under (i) any mortgage loan agreement so long as neither the Transaction Entities nor the subsidiary is in default under the applicable mortgage loan agreement, and, as of the date hereof, none of the Transaction Entities or any of their subsidiaries is in default under any such mortgage loan agreement, or (ii) any third party joint venture agreement, operating agreement or partnership agreement (each, a “JV Agreement”), so long as such dividends, distributions and repayments are made in accordance with the terms of the applicable JV Agreement; and (b) no subsidiary of the Transaction Entities is currently prohibited, directly or indirectly, from transferring any of such subsidiary’s property or assets to the Transaction Entities or any other subsidiary of the Transaction Entities under the Transaction Entities’ and the subsidiaries’ existing mortgage loan agreements and JV Agreements, subject to customary approval rights and customary prohibitions under the applicable mortgage loan agreements and JV Agreements and except as described in or contemplated by the Registration Statement and the Disclosure Package or to the extent such limitation would not impair the Transaction Entities’ ability to maintain its status as a real estate investment trust under the Code.

(gg) No Price Stabilization or Manipulation. The Transaction Entities have not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(hh) Related Party Transactions. There are no business relationships or related-party transactions involving the Transaction Entities or any subsidiary or any other person required to be described in the preliminary prospectus or the Prospectus that have not been described as required.

(ii) Internal Controls and Procedures. Each Transaction Entity maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, as amended, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj) No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Transaction Entities’ most recent audited fiscal year, there has been (i) no material weakness in the Transaction Entities’ internal control over financial reporting (whether or not remediated) and (ii) no change in the Transaction Entities’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Transaction Entities’ internal control over financial reporting.

(kk) Disclosure Controls. The Transaction Entities and their subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 of the Exchange Act) that is designed to ensure that information required to be disclosed by the Transaction Entities in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Transaction Entities’ management as appropriate to allow timely decisions regarding required disclosure. The Transaction Entities and their subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ll) Earnings Statement. The Company and the Operating Partnership agrees with each of the Underwriters to make generally available to its stockholders as soon as practicable, but in any event not later than 16 months after the date hereof, an earnings statement covering a period of at least 12 months beginning after the date hereof and otherwise satisfying Section 11(a) of the Securities Act.

(mm) Foreign Corrupt Practices Act. Neither the Transaction Entities nor any of their subsidiaries nor, to the knowledge of the Transaction Entities, any director, officer, agent, employee or affiliate of the Transaction Entities or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Transaction Entities, their subsidiaries and, to the knowledge of the Transaction Entities, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(nn) Money Laundering Laws. The operations of the Transaction Entities and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Transaction Entities, threatened.

(oo) OFAC Laws. Neither the Transaction Entities nor any of their subsidiaries nor, to the knowledge of the Transaction Entities, any director, officer, agent, employee, affiliate or person acting on behalf of the Transaction Entities or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Transaction Entities will not directly or indirectly use any of the proceeds received from the sale of Securities contemplated by this Agreement and the Indenture, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(pp) Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) except as would not, individually or in the aggregate, have a Material Adverse Effect; none of the Transaction Entities nor any of their subsidiaries are in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Transaction Entities or their subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor have the Transaction Entities or any of their subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Transaction Entities or any of their subsidiaries are in violation of any Environmental Law; (ii) except as would not, individually or in the aggregate, have a Material Adverse Effect, there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Transaction Entities have received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Transaction Entities or any of their subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Transaction Entities’ knowledge, threatened against the Transaction Entities or any of their subsidiaries or any person or entity whose liability for any Environmental Claim the Transaction Entities or any of their subsidiaries has retained or assumed either contractually or by operation of law, (iii) except as would not, individually or in the aggregate, have a Material Adverse Effect, to the best of the Transaction Entities’ knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Transaction Entities or any of their subsidiaries or against any person or entity whose liability for any Environmental Claim the Transaction Entities or any of their subsidiaries have retained or assumed either contractually or by operation of law; and (iv) neither the Transaction Entities nor any of their subsidiaries are subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $500,000 or more.

(qq) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Transaction Entities conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Transaction Entities and their subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Transaction Entities have reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(rr) ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations of any Transaction Entity, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any member of the Transaction Entities that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any member of the Transaction Entities that could have a Material Adverse Effect. None of the following events has occurred or, to the Transaction Entities’ knowledge, is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Transaction Entities compared to the amount of such contributions made in the Transaction Entities’ most recently completed fiscal year; (ii) a material increase in the Transaction Entities’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Transaction Entities’ most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Transaction Entities related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Transaction Entities may have any liability.

(ss) No Other Contracts. Other than this Agreement and the Indenture, there are no contracts, agreements or understandings between the Transaction Entities or any of their subsidiaries and any person that would give rise to a valid claim against the Transaction Entities or any of their subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement and the Indenture.

(tt) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Transaction Entities to or for the benefit of any of the officers or directors of the Transaction Entities or any of the members of any of them, except as disclosed in the Disclosure Package and the Prospectus.

(uu) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company, the Operating Partnership, any of their subsidiaries and any of such entities’ directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(vv) Subsidiaries. The Operating Partnership and Life Storage Holdings (collectively, the “Subsidiaries”) are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(ww) Lending Relationship. Except as disclosed in the Disclosure Package and the Prospectus, neither the Transaction Entities nor any of their subsidiaries have any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with any Underwriter, and the Transaction Entities do not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(xx) Statistical and Market Related Data. Nothing has come to the attention of the Transaction Entities that has caused the Transaction Entities to believe that the statistical and market-related data included in the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(yy) Issuance of Unregistered Securities. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company has not issued any capital stock or other registered securities other than pursuant to an effective registration statement under the Securities Act or in reliance upon a valid exemption from registration thereunder.

(zz) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Transaction Entities and their subsidiaries (the “Transaction Entities’ Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Transaction Entities (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Transaction Entities’ Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (the “NYSE”) and any other exchange on which any Transaction Entities’ securities are traded, (iv) the per share exercise price of each Stock Option was equal to the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Transaction Entities and disclosed in the Transaction Entities’ filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Transaction Entities have not knowingly granted, and there is no and has been no policy or practice of the Transaction Entities of granting, Stock Options prior to, or otherwise coordinate the grant of Stock Options with, the release or other public announcement of material information regarding the Transaction Entities or their subsidiaries or their results of operations or prospects.

(aaa) New York Stock Exchange Compliance. The Transaction Entities are in compliance with the rules and regulations of the NYSE, including, without limitation, the requirements for continued listing of the Common Stock on the NYSE, and there are no actions, suits or proceedings pending, threatened or, to the Transaction Entities’ knowledge, contemplated, and the Transaction Entities have not received any notice from the NYSE, regarding the revocation of such or otherwise regarding the delisting of shares of Common Stock from the NYSE. The Transaction Entities have taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or delisting any such securities from the NYSE, nor have the Transaction Entities received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(bbb) Miscellaneous Matters. The Company has presently outstanding unsecured non-convertible debt with a term of issue of at least four years, which is rated by a nationally recognized statistical rating organization in one of its four highest generic rating categories. The Company has filed with the Commission all material required to be filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act since January 1, 2016.

(ccc) Rule 3-05 Financial Statements. The financial statements prepared in accordance with Rule 3-05 of Regulation S-X and related notes relating to LifeStorage included or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus, to the knowledge of the Transaction Entities (which were not involved in the preparation of such financial statements) comply in all material respects with the applicable requirements of Regulation S-X; to the knowledge of the Transaction Entities (which were not involved in the preparation of such financial statements), such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and to the knowledge of the Transaction Entities, any other financial and statistical data with respect to LifeStorage included or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus presents fairly the information shown.

(ddd) Brokers. Except as set forth in the General Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Transaction Entities any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement or the Indenture, except for underwriting discounts and commissions payable to the Underwriters in connection with the sale of the Securities pursuant to this Agreement.

(eee) No Reliance. The Transaction Entities have not relied upon the Representatives or Underwriters or their legal counsel for any legal, tax or accounting advice in connection with the offering and sale of the Securities and consummation of the transactions contemplated by this Agreement and the Indenture.

B.    Any certificate signed by any officer of any Transaction Entity or any of their subsidiaries and delivered to the Representatives or to counsel for each Underwriter shall be deemed to be a representation and warranty by each of the Transaction Entities to each Underwriter as to the matters covered thereby.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) Purchase and Sale of the Securities. The Company and the Operating Partnership agree to issue and sell to the several Underwriters the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Operating Partnership the aggregate principal amount of Securities set forth opposite their names on Schedule A at a price equal to 98.873% of the principal amount thereof.

(b) Delivery of the Securities. The Company and the Operating Partnership will deliver the Securities to the Representatives for the accounts of the Underwriters, through the facilities of DTC unless the Representatives shall otherwise instruct, against payment of the purchase price in federal (same day) funds by wire transfer to an account at a bank specified in writing to the Representatives by the Company by 9:00 a.m., New York time, on December 7, 2017, or at such other time not later than seven full business days thereafter, as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(c) Public Offering of the Securities. The Representatives hereby advise the Transaction Entities that the Underwriters intend to make a public offering for the Securities, as described in the Prospectus, in the respective principal amounts of Securities set forth opposite their names on Schedule A as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

SECTION 3. Covenants of the Transaction Entities.

A. Covenants of the Transaction Entities. Each of the Transaction Entities, jointly and severally covenants and agrees with each Underwriter as follows:

(a) Representatives’ Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company and the Operating Partnership shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company and the Operating Partnership shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(b) Securities Act Compliance. After the date of this Agreement, the Company and the Operating Partnership shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (v) of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, (vi) of any proceedings to remove, suspend or terminate the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the threatening or initiation of any proceedings for any of such purposes, and (vii) of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company or the Operating Partnership becomes subject to a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company and the Operating Partnership shall use their best efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use and to prevent the suspension of any qualification of the Securities for offering or sale or the loss or suspension of any exemption from any such qualification. If the Commission shall enter any such stop order or issue any such notice at any time, or such suspension or loss occurs, the Company and the Operating Partnership will use their best efforts to obtain the lifting or reversal of such order, notice or suspension at the earliest possible moment, or, subject to Section 3(a), will file an amendment to the Registration Statement or will file a new registration statement and use their best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Company and the Operating Partnership agree that each shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use their reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company and the Operating Partnership will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the reasonable opinion of the Representatives or their respective counsel, it is otherwise necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company and the Operating Partnership agree to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 3(a) and 3(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at their own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e) Permitted Free Writing Prospectuses. The Company and the Operating Partnership each represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company or the Operating Partnership with the Commission or retained by the Company or the Operating Partnership under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule B hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company and the Operating Partnership each agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Delivery of Registration Statement and Prospectus. The Company and the Operating Partnership will furnish to the Representatives and counsel for each Underwriter (at the expense of the Company or the Operating Partnership) copies of the Disclosure Package, as well as the signed Registration Statement (and exhibits thereto), the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, that are filed with the Commission during any period in which a Prospectus is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as each Underwriter may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Representatives and counsel for each Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g) Blue Sky Compliance. The Operating Partnership will use its best efforts, in cooperation with the Representatives and counsel for the Underwriters, to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Operating Partnership shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject. The Operating Partnership will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering or sale in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Operating Partnership shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(h) Use of Proceeds. The Company and the Operating Partnership shall apply the net proceeds from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(i) Earnings Statement. As soon as practicable, the Company and the Operating Partnership will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending December 31, 2017 that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(j) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company and the Operating Partnership shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act within the time period required by the Exchange Act.

(k) Pricing Term Sheet. The Company and the Operating Partnership will prepare a pricing term sheet (the “Pricing Term Sheet”) reflecting the final terms of the Securities, in substantially the form attached hereto as Schedule C and otherwise in form and substance satisfactory to the Representatives, and shall file such Pricing Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business on the business day following the date hereof; provided that the Company and the Operating Partnership shall furnish the Representatives with copies of any such Pricing Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall object.

(j) Restriction on Sale of Securities. During the period commencing on the date hereof and ending at the Closing Date, neither the Company nor the Operating Partnership will, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly issue, offer, sell, contract to sell, hypothecate, pledge, grant or sell any option, right or warrant to purchase, or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or contract to dispose of, or file a registration statement under the Act or prospectus supplement with respect to any outstanding registration statement with the Commission with respect to, any debt securities of the Company, the Operating Partnership or any of their respective subsidiaries substantially similar to the Securities or any other securities convertible into or exercisable or exchangeable for the Securities or debt securities similar to the Securities.

(k) Notification of Certain Events. Prior to the Closing Date, each of the Company and the Operating Partnership will notify the Underwriters in writing immediately if any event occurs that renders any of the representations and warranties of the Company and the Operating Partnership contained herein inaccurate or incomplete.

(l) Compliance with Sarbanes-Oxley Act. The Company and the Operating Partnership will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s and the Operating Partnership’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(m) Future Reports to Stockholders. To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company, the Operating Partnership and their consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company, the Operating Partnership and their subsidiaries for such quarter in reasonable detail.

(n) Future Reports to the Representatives. During the period of five years hereafter the Company and the Operating Partnership will furnish to the Representatives at 375 Park Avenue, New York, New York 10152 (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company and the Operating Partnership containing the balance sheet of the Company and the Operating Partnership as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s and the Operating Partnership’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company or the Operating Partnership with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company or the Operating Partnership mailed generally to holders of its capital stock.

(o) Investment Limitation. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither the Company nor the Operating Partnership will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(p) REIT Treatment. The Company will take all reasonable efforts to enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code for 2017 and any subsequent tax years that include any portion of the term of this Agreement.

(q) DTC. The Company and the Operating Partnership will cooperate with the Underwriters and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

SECTION 4. Payment of Expenses. Each of the Transaction Entities agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all fees and expenses of the Trustee, any other trustee, registrar or transfer agent, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and delivery of the Securities to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants (including accountants certifying the financial statements of LifeStorage) and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, any Non-IFWP Roadshow (including, without limitation, any expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Transaction Entities and the cost of any aircraft chartered) and all amendments and supplements thereto, and this Agreement and the Indenture, (vi) all filing fees, attorneys’ fees and expenses incurred by the Transaction Entities or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, FINRA’s review and approval of the Underwriters’ participation in the sale of the Securities, (viii) all other expenses incurred in connection with presentations (electronic, audiovisual or otherwise) to prospective purchasers of the Securities, (x) the fees charged by any rating agencies for rating the Notes and (xi) all other fees, costs and expenses of the Transaction Entities in connection with the performance of their obligations hereunder. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Transaction Entities set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made to the accuracy of the statements of the Transaction Entities made in any certificates pursuant to the provisions hereof, to the timely performance by the Transaction Entities of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent public accountants for the Company and the Operating Partnership, a letter dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus. On the date hereof, the Representatives shall have received from BDO USA, LLP, independent public accountants for LifeStorage, a letter dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus related to LifeStorage.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the Closing Date:

(i) the Transaction Entities shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Transaction Entities shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective;

(ii) all material required to be filed by the Transaction Entities pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;

(iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission;

(iv) the Transaction Entities shall not have received any notification with respect to the suspension of the qualification, registration or exemption from qualification or registration of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change;

(ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement and the Prospectus; and

(iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Transaction Entities or any of their subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(d) Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinion of Phillips Lytle LLP, counsel for the Company, and Venable LLP, special Maryland counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A-1 and Exhibit A-2, respectively.

(e) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion of Hogan Lovells US LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Representatives, with respect to the offering and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company on behalf of the Operating Partnership and the Chief Financial Officer or Chief Accounting Officer of the Company on behalf of the Operating Partnership, dated as of such Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b) and (c)(iii) of this Section 5, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Transaction Entities set forth in Section 1 of this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) the Transaction Entities have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(g) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from each of Ernst & Young LLP, independent public accountants for the Company and the Operating Partnership and BDO USA, LLP, independent public accountants for LifeStorage, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(h) Indenture. At or prior to the Closing Date, each of the Company, the Operating Partnership and the Trustee shall have executed and delivered the Indenture.

(i) No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(j) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the offering and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(k) No Downgrade. There shall not have occurred, on or after the date of this Agreement, any downgrading in the rating of the Notes or any other debt securities or preferred stock issued or guaranteed by the Transaction Entities or their respective subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any public announcement that any such organization has placed its rating of the Notes or any other debt securities or preferred stock issued or guaranteed by the Transaction Entities or any of their respective subsidiaries under surveillance or review, or has changed its outlook (other than an announcement with positive implications of a possible upgrading). If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Transaction Entities at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 7, Section 10 or Section 11, or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Transaction Entities to perform any agreement herein or to comply with any provision hereof, each of the Transaction Entities agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Transaction Entities to any Underwriter, except that the Transaction Entities shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof or (b) of any Underwriter to the Transaction Entities.

SECTION 8. Indemnification.

(a) Indemnification of the Underwriters. The Transaction Entities, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any and all loss, claim, damage, liability or expense (including reasonable cost of investigation), as incurred, to which such Underwriter, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or any Non-IFWP Road Show Show, or the omission or alleged omission therefrom of a material fact, in each case, required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees, agents or such controlling person (including in connection with investigating, preparing, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under this section); provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Underwriter Content (as defined in Section 8(b)). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Transaction Entities may otherwise have.

(b) Indemnification of the Transaction Entities and Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each Transaction Entity, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls each Transaction Entity within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Transaction Entities, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, in reliance upon and in conformity with written information furnished to the Transaction Entities by or on behalf of the Representatives expressly for use therein; and to reimburse each indemnified party, or any such director, officer or controlling person for any legal and other expense reasonably incurred by each indemnified party, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each Transaction Entity hereby acknowledges that the only information that the Underwriters have furnished to the Transaction Entities expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show are the statements set forth (i) in the second sentence of the third paragraph of the Prospectus under the caption “Underwriting,” and (ii) the fifth paragraph of the Prospectus under the caption entitled “Underwriting” (collectively, the “Underwriter Content”). The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve such indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, Counsel to the indemnified parties shall be selected as follows: each Underwriter shall select counsel for itself, its affiliates, its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and counsel to each Transaction Entity, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls each Transaction Entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by such Transaction Entity. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for each Transaction Entity, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls each Transaction Entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its prior written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Transaction

Entities, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Transaction Entities, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus. The relative fault of the Transaction Entities, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Transaction Entities, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of each Transaction Entity, each officer of any Transaction Entity who signed the Registration Statement and each person, if any, who controls each Transaction Entity within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as each Transaction Entity.

SECTION 10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the total principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the total principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the total principal amount of Securities set forth opposite their respective names on Schedule A bears to the total principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the total principal amount of Securities with respect to which such default occurs exceeds 10% of the total principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case which does not result in termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. Termination of this Agreement. Prior to the Closing Date this Agreement may be terminated by the Representatives by notice given to the Transaction Entities if at any time (i) there has been, since the time of execution of this Agreement or since the date as of which information is given in the Registration Statement or Disclosure Package, any Material Adverse Change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) trading or quotation in any of the Transaction Entities’ securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any stock exchanges by the Commission or FINRA; (iii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iv) there shall have occurred any outbreak or escalation of national or international hostilities or declaration of a national emergency or war by the United States or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 11 shall be without liability on the part of (a) any Transaction Entity to any Underwriter, except, upon termination pursuant to clause (i) only, that the Transaction Entities shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof or (b) any Underwriter to any Transaction Entity.

SECTION 12. No Advisory or Fiduciary Responsibility. Each of the Transaction Entities acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Transaction Entities, on the one hand, and the several Underwriters, on the other hand, and the Transaction Entities are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Transaction Entities or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Transaction Entities with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Transaction Entities on other matters) and no Underwriter has any obligation to the Transaction Entities with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Transaction Entities and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Transaction Entities have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Transaction Entities and the several Underwriters, or any of them, with respect to the subject matter hereof. The Transaction Entities hereby waive and release, to the fullest extent permitted by law, any claims that the Transaction Entities may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty in connection with the transactions contemplated by this Agreement.

SECTION 13. Research Analyst Independence. The Transaction Entities acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Transaction Entities and/or the offering that differ from the views of their respective investment banking divisions. The Transaction Entities hereby waive and release, to the fullest extent permitted by law, any claims that the Transaction Entities may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Transaction Entities by such Underwriters’ investment banking divisions.

The Transaction Entities acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Transaction Entities, of each Transaction Entity’s officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Transaction Entities, the officers or employees of the Transaction Entities, or any person controlling the Transaction Entities, as the case may be or (B) acceptance of the Securities and payment for them hereunder and (ii) will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Wells Fargo Securities, LLC 550 South Tryon Street
Charlotte, North Carolina 28202
Attention: Transaction Management
Facsimile: 704-410-0326

Citigroup Global Markets Inc. 388 Greenwich Street
New York, New York 10013
Attention: General Counsel
Fax: (646) 291-1469

SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road Northeast
Atlanta, Georgia 30326 with a copy to:

Hogan Lovells US LLP 555 Thirteenth Street N.W.
Washington, D.C. 20004
Facsimile: (202) 637-5684
Attention: Michael McTiernan

If to the Transaction Entities:

Life Storage, Inc. 6467 Main Street
Williamsville, New York 14221
Facsimile: (716) 633-3397
Attention: Andrew J. Gregoire, Chief Financial Officer

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 16. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (i) the Transaction Entities, each Transaction Entity’s directors, any person who controls the Transaction Entities within the meaning of the Securities Act or the Exchange Act and any officer of any Transaction Entity who signs the Registration Statement, (ii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

SECTION 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 18. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the federal and state courts located in New York County, New York, including the United States District Court for the Southern District of New York, in connection with any claim brought with respect to this Agreement or related matter and waives any right to claim such forum would be inappropriate, including concepts of forum non conveniens.

SECTION 19. Waiver of Jury Trial. EACH OF THE TRANSACTION ENTITIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 20. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Transaction Entities, their affairs and their business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement between the Operating Partnership, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

LIFE STORAGE, INC.

By:	/s/ Andrew J. Gregoire
	Name:	Andrew J. Gregoire
	Title:	Chief Financial Officer

LIFE STORAGE LP

By:	Life Storage Holdings, Inc., its General Partner

By:	/s/ Andrew J. Gregoire
	Name:	Andrew J. Gregoire
	Title:	Chief Financial Officer

LIFE STORAGE HOLDINGS, INC.

By:	/s/ Andrew J. Gregoire
	Name:	Andrew J. Gregoire
	Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives, for themselves and as Representatives of the several Underwriters named in the attached Schedule A, as of the date first above written.

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam Bordner
	Name:	Adam Bordner
	Title:	Vice President

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Robert Nordlinger
	Name:	Robert Nordlinger
	Title:	Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Principal Amount of Securities
Wells Fargo Securities, LLC	$157,500,000
Citigroup Global Markets Inc.	$67,500,000
SunTrust Robinson Humphrey, Inc.	$67,500,000
Jefferies LLC	$45,000,000
U.S. Bancorp Investments, Inc.	$45,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$33,750,000
HSBC Securities (USA) Inc.	$33,750,000
Total	$450,000,000

A-1

SCHEDULE B

SCHEDULE OF FREE WRITING PROSPECTUSES

Pricing Term Sheet (Schedule C)

B-1

SCHEDULE C

PRICING TERM SHEET

LIFE STORAGE LP

Pricing Term Sheet

$450,000,000 3.875% Senior Notes due 2027

Fully and Unconditionally Guaranteed by Life Storage, Inc.

This pricing term sheet supplements, and should be read in conjunction with, the preliminary prospectus supplement dated November 28, 2017 (the “Preliminary Prospectus Supplement”) of Life Storage LP and the accompanying prospectus dated June 13, 2016 and the documents incorporated and deemed to be incorporated by reference therein.

Issuer:	Life Storage LP

Guarantor:	Life Storage, Inc.

Expected Ratings: (Moody’s / S&P)*:	Baa2 / BBB

Security Type:	Senior Unsecured Notes

Pricing Date:	November 28, 2017

Settlement Date:	December 7, 2017 (T+7)

Maturity Date:	December 15, 2027

Interest Payment Dates:	June 15 and December 15 of each year, beginning on June 15, 2018

Principal Amount:	$450,000,000

Public Offering Price:	99.523% of the principal amount

Benchmark Treasury:	2.250% due November 15, 2027

Benchmark Treasury Price / Yield:	99-08+ / 2.333%

Spread to Benchmark Treasury:	+160 basis points

Yield to Maturity:	3.933%

Coupon:	3.875%

Optional Redemption Provisions:
Make-Whole Call: Par Call:	Prior to September 15, 2027, T+25 basis points On or after September 15, 2027

CUSIP / ISIN:	53227J AA2 / US53227JAA25

C-1

Joint Book-Running Managers:	Wells Fargo Securities, LLC Citigroup Global Markets Inc. SunTrust Robinson Humphrey, Inc. Jefferies LLC U.S. Bancorp Investments, Inc.

Co-Managers:	BB&T Capital Markets, a division of BB&T Securities, LLC HSBC Securities (USA) Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Life Storage LP and Life Storage, Inc. have filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering, the prospectus in the registration statement and any other documents the issuer or guarantor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by contacting: Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attention: WFS Customer Service, by telephone at 1-800-645-3751 or by email at wfscustomerservice@wellsfargo.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-800-831-9146 or by email at prospectus@citi.com; or SunTrust Robinson Humphrey, Inc., 303 Peachtree Street, Atlanta, GA 30308, Attention: Prospectus Dept, by telephone at 1-800-685-4786 or by email at STRHdocs@SunTrust.com.

C-2